Exhibit 32

Certifications of CEO and CFO pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of National Bank Holdings Corporation (the “Company”) on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge: (1) this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:	February 24, 2021	/s/ G. Timothy Laney
G. Timothy Laney
Chairman, President and Chief Executive Officer

Date:	February 24, 2021	/s/ Aldis Birkans
Aldis Birkans
Chief Financial Officer